Exhibit 8.1

List of Subsidiaries of Suzano S.A.

Subsidiaries	Country of Incorporation

BIOMAS – SERVIÇOS AMBIENTAIS, RESTAURAÇÃO E CARBONO LTDA	BRAZIL
MUÇUNUNGA SERVIÇOS AMBIENTAIS, RESTAURAÇÃO E CARBONO LTDA (indirect)	BRAZIL
CELLUFORCE INC.	CANADA
F&E TECNOLOGIA DO BRASIL S.A.	BRAZIL
FIBRIA CELULOSE (U.S.A.), INC.	U.S.
FIBRIA TERMINAL DE CELULOSE DE SANTOS SPE S.A.	BRAZIL
FUTURAGENE LTD	ENGLAND
FUTURAGENE DELAWARE INC. (indirect)	U.S.
FUTURAGENE INC. (indirect)	U.S.
FUTURAGENE ISRAEL LTD. (indirect)	ISRAEL
IBEMA COMPANHIA BRASILEIRA DE PAPEL	BRAZIL
ITACEL – TERMINAL DE CELULOSE DE ITAQUI S.A.	BRAZIL
MAXCEL EMPREENDIMENTOS E PARTICIPAÇÕES S.A.	BRAZIL
MUCURI ENERGÉTICA S.A.	BRAZIL
PAINEIRAS LOGÍSTICA E TRANSPORTES LTDA.	BRAZIL
PORTOCEL – TERMINAL ESPECIALIZADO DE BARRA DO RIACHO S.A.	BRAZIL
PROJETOS ESPECIAIS E INVESTIMENTOS LTDA.	BRAZIL
SFBC PARTICIPAÇÕES LTDA.	BRAZIL
SPINNOVA PLC	FINLAND
WOODSPIN OY (indirect)	FINLAND
SPINNOVA REFINING OY (indirect)	FINLAND
SUZANO ARGENTINA S.A.U	ARGENTINA
SUZANO AUSTRIA GMBH	AUSTRIA
SUZANO CANADA INC.	CANADA
SUZANO ECUADOR S.A.S	EQUADOR
SUZANO INTERNATIONAL FINANCE B.V.	NETHERLANDS
SUZANO INTERNATIONAL HOLDING B.V.	NETHERLANDS
SUZANO INTERNATIONAL TRADE GMBH	AUSTRIA
LENZING AKTIENGESELLSCHAFT (indirect)	AUSTRIA
SUZANO PACKAGING LLC (indirect)	U.S.
SUZANO MATERIAL TECHNOLOGY DEVELOPMENT LTD.	SHANGHAI
SUZANO NETHERLANDS B.V.	NETHERLANDS
SUZANO OPERAÇÕES FLORESTAIS E INDUSTRIAIS S.A.	BRAZIL
SUZANO PULP AND PAPER AMERICA, INC.	U.S.
SUZANO PULP AND PAPER EUROPE S.A.	SWITZERLAND
SUZANO SHANGHAI LTD.	CHINA
SUZANO SHANGHAI TRADING LTD.	CHINA
SUZANO SINGAPORE PTE. LTD.	SINGAPORE
SUZANO TRADING INTERNATIONAL KFT	HUNGARY
[AM_ACTIVE 403887519_1]

Exhibit 8.1

SUZANO VENTURES LLC	U.S.
ALLOTROPE ENERGY LTD (indirect)	ENGLAND
BEM AGRO INTEGRAÇÃO E DESENVOLVIMENTO S.A. (indirect)	BRAZIL
SIMPLIFYBER, INC (indirect)	U.S.
NFINITE NANOTECHNOLOGY INC. (indirect)	CANADA
VERACEL CELULOSE S.A.	BRAZIL

[AM_ACTIVE 403887519_1]